UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2011

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797
(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 19, 2011, the board of directors of Solutia Inc. (the “Company”) elected Mr. D. Michael Donnelly, age 62, its Executive Vice President and Chief Operating Officer and Mr. Christopher J. Bray, age 51, its Vice President and Corporate Controller.  As Corporate Controller, Mr. Bray will serve as the Company’s principal accounting officer.

Mr. Donnelly previously served as President and General Manger of the Company’s Performance Films business since September, 2010.  Mr. Donnelly served as President and General Manager of the Company’s Technical Specialties business from July 2009 until September 2010 and as its Vice President of Fluids and Other Rubber Chemicals business from November 2008.  Mr. Donnelly was Vice President Manufacturing and Technology and ESH for Flexsys from June 2006 until May 2007.  The Company held a 50% interest in Flexsys, a joint venture, until May 2007 at which time Flexsys became a 100% owned subsidiary of the Company and Mr. Donnelly became Vice President, Other Rubber Chemicals for the Company’s Technical Specialties business.

Mr. Bray previously served as the Company’s Director of Business Financial Planning & Analysis since January 2009 and as the Vice President of Finance and Controller of Flexsys from January 2005 until April 2008.  Mr. Bray served as Finance Director, EMEA for Avnet Inc. from April 2008 until January of 2009.

Mr. Donnelly is a participant in the Company’s Executive Separation Pay Plan (the “Plan”).  In conjunction with Mr. Donnelly’s election, the Company entered into a letter agreement with Mr. Donnelly dated August 19, 2011 amending certain terms of the Plan applicable to Mr. Donnelly.  The letter agreement provides that in the event of an involuntary termination not related to a Change in Control (as defined in the Plan), Mr. Donnelly is entitled to receive, in addition to the severance payment provided for in the Plan, a payment equal to 100% of his annual target bonus.  Alternatively, if Mr. Donnelly’s employment is involuntarily terminated within twelve months of a Change in Control (as defined in the Plan), Mr. Donnelly is entitled to receive a payment equal to 200% of his annual base salary on the date of termination plus 200% of his annual target bonus.

Also, on August 19, 2011, Messrs. Donnelly and Bray received grants of stock options, restricted stock and performance shares under the Company’s Amended and Restated 2007 Management Long Term Incentive Plan (the “Long Term Incentive Plan”) in the amounts listed below.

Name	Stock Options	Restricted Stock	Performance Shares
D.M. Donnelly	8,360	2,245	2,246
C. J. Bray	1,963	527	528

The exercise price for the stock options is $14.98, the closing price of the Company’s common stock on August 19, 2011.  The stock options expire February 23, 2021.  The stock options and restricted stock vest at a rate of 25% on each of February 23, 2012 and the succeeding three anniversaries thereof.  The performance shares vest on February 23, 2014 subject to the achievement of certain performance goals during the period from January 1, 2011 through December 31, 2013.  Finally, Messrs. Donnelly and Bray’s 2011 annual incentive plan target incentive was increased to 100% for Mr. Donnelly and 60% for Mr. Bray.

Effective upon the appointment of Mr. Bray as the principal accounting officer of the Company, Mr. Timothy J. Spihlman will no longer serve in such capacity.  Mr. Spihlman remains with the Company and will serve as its Senior Vice President of Corporate Strategy and Analysis.

ITEM 7.01	Regulation FD Disclosure.

On August 22, 2011, the Company issued a press release announcing certain senior management changes including those disclosed above.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits:
Exhibit Number	Description

99.1	Press Release dated August 22, 2011

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

SOLUTIA INC.
(Registrant)
/s/ Paul J. Berra, III
Senior Vice President, Legal and Governmental Affairs and General Counsel

DATE: August 24, 2011

Exhibit Table

99.1	Press Release dated August 22, 2011